Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q2 2025 Results Conference Call August 21, 2024 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
Daniel S. Peyovich, President, Chief Operating Officer, & Executive Vice President, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Alex Rygiel, Analyst, B Riley Securities, Inc.
Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Sangita Jain, Analyst, KeyBanc Capital Markets, Inc.
Alexander Waters, Analyst, BofA Securities, Inc.
Steven Fisher, Analyst, UBS Securities LLC
Robert Palmisano, Analyst, Raymond James & Associates, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator

Good day and thank you for standing by. Welcome to the Dycom Industries, Inc. Second Quarter 2025 Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers’ presentation, there will be a question-and-answer session [Operator Instructions] Please be advised that today’s conference is being recorded. I would now like to hand the conference over to your speaker today, Mr. Steven Nielsen, Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Good morning, everyone. Thank you for attending this conference call to review our second quarter fiscal 2025 results. Going to slide 2. During this call we will be referring to a slide presentation which can be found on our website’s investor center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Dan Peyovich, our President and Chief Operating Officer, Drew DeFerrari, our Chief Financial Officer, and Ryan Urness, our General Counsel. Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this conference call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from current projections, including those risks discussed in the Company’s filings with the US Securities and Exchange Commission. Forward-looking statements are made solely as of the original broadcast date of this conference call and we assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.
I announced my retirement effective November 30. Upon my retirement, Dan Peyovich will become our CEO. Now I will turn the call over to Dan for some opening comments.

Daniel S. Peyovich
President, Chief Operating Officer & Executive Vice President, Dycom Industries, Inc.

Thank you, Steve.

Most importantly, thank you for your decades of leadership. You have built Dycom into a true leader in our industry and I look forward to continuing to work alongside you over the coming months. Congratulations on your upcoming retirement. I would like to thank all my teammates at Dycom for welcoming me and for your support for the past three and half years. I am constantly impressed by your focus on executing our work safely, your passion for our business and your dedication to delivering quality for our customers. Our success is because of you.

The opportunities in our industry are unprecedented, and I believe we are well-positioned to continue our growth as we pursue our vision to connect America. I am honored and excited to lead Dycom in this next chapter.

Steve, back to you.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Dan, I am excited for you and Dycom as you lead our company to a bright future.
Before I review our results and industry opportunities, I would like to thank my fellow employees for their hard work and dedication. Your efforts make Dycom the special place it is. To our directors, thanks for your wisdom, guidance and oversight. I finish my time as CEO a much better leader because of you. And finally, to my fellow shareholders your support as I have led our company has been invaluable. Thanks for the opportunity to benefit from your counsel and the market’s discipline. November’s earning call will be my last. For purposes of this call, I will be handling the Q&A.
Now, moving to slide 4 and a review of our second quarter results. As we review our results, please note that in our comments today, and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to slides 15 through 20 for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Now for the quarter. Revenue increased year over year to $1.203 billion, an increase of 15.5%. Organic revenue increased 9.2%. As we deployed gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from 3 of our top 5 customers. Gross margin was 20.8% of revenue and increased 52 bps compared to the second quarter of fiscal 2024. General and administrative expenses were 8.3% of revenue. And all of these factors produced Adjusted EBITDA of $158.3 million, or 13.2% of revenue, and Adjusted Earnings Per Share of $2.46. Liquidity was strong at $622.0 million.

Now, going to slide 5. In August, subsequent to the end of our second quarter, we completed the acquisition of Black & Veatch’s public carrier wireless telecommunications infrastructure business for $150 million. This business provides wireless construction services primarily in the states of New York, New Jersey, Missouri, Kansas, Colorado, Utah, Wyoming, Idaho and Montana and is our largest ever wireless services acquisition. It strategically expands our geographic presence enabling us to more broadly address growth opportunities in wireless network modernization, including Open RAN transformation initiatives and deployment services. During our third and fourth quarter of fiscal 2025, we expect modest revenues as the business is currently focused on site acquisition for next year’s construction program. For fiscal year 2026, we anticipate this acquisition to contribute $250 million to $275 million of revenue with post-integration EBITDA margins in line with our consolidated average. Finally, while our review of acquired backlog is still preliminary, we currently expect this acquisition to add approximately $1.0 billion of total backlog, which we will reflect in our third quarter report.

Now Moving to Slide 6. Today an increasing number of diverse industry participants are constructing or upgrading wireline networks throughout the country. These wireline networks enable the delivery of gigabit network speeds to consumers and businesses. In addition, the advent of AI data centers has sparked interest in broad new national deployments of high-capacity low latency intercity networks as well as metro rings. The level of interest in intercity networks is the highest we have seen in the last 25 years. Finally, wireless networks are deploying additional spectrum bands and equipment so as to more broadly and efficiently provision higher broadband services for both fixed and mobile access.

Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. Some of these same industry participants who also provide wireless services, strongly believe that the ability to provision converged wireline fiber and wireless services creates significant competitive advantages. This belief is evident as some wireless providers have recently invested in new fiber providers while another wireline/wireless provider is deploying fiber networks outside its traditional geographic footprint. These views support our belief that the appetite for massive fiber deployments is irreversible. As a result, we continue to see a meaningfully broader set of opportunities for our industry.

We are pleased that a number of our customers have entered into strategic transactions (including refinancings) intended to provide the capital necessary for the incremental deployment of fiber to more than 9.5 million homes over the next several years. These individual transactions are currently awaiting regulatory approval, which is currently expected over the next 12 to 18 months.

In addition to the incremental private capital associated with these transactions, a wide variety of programs are providing public capital to support broadband deployments. The largest of these programs, the Broadband Equity Access Deployment program, or BEAD, includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country. This represents an unprecedented level of support and meaningfully increases the rural market that we expect will ultimately be addressed.

As of early this week, 35 states and territories have completed all 10 approval steps as required by the NTIA while 21 others have completed 9 of the 10. To date, approximately $22 billion, or 53% of the program total, has received initial proposal approval. We believe the magnitude and importance of BEAD should not be under appreciated as it addresses some of the most difficult and expensive locations to deploy in America and represents a generational deployment opportunity. For planning purposes, we currently expect to see BEAD opportunities during the third quarter of calendar year 2025. As BEAD continues to develop, we are also seeing significant deployment activity funded by other state and federal programs.

Macro-economic conditions appear stable. In addition, the market for labor has improved in many regions around the country. Automotive and equipment supply chains have normalized and prices for capital equipment have been stable since the first of the year. Within this context, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.

Moving to slide 7. During the quarter revenue increased 15.5%. Our top 5 customers combined produced 54.9% of revenue, increasing 7.1% organically. Demand increased from 3 of our top 5 customers. All other customers increased 12.3% organically.

AT&T was our largest customer at 17.5% of revenue, or $210.2 million. AT&T grew organically 20.6%, its first quarter of organic growth since the January of 2023 quarter. Lumen was our second largest customer at 13.6% of total revenue, or $163.7 million. Lumen grew organically 1.0%. Revenue from Comcast was $105.6 million, or 8.8% of revenue. Comcast was Dycom’s third largest customer. A customer who asked that we not identify them was our fourth largest customer at $95.8 million, or 8.0% of revenue. This customer grew 73.2% organically. And finally, Verizon was our fifth largest customer at $85.3 million, or 7.1% of revenue. This is the twenty-second consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. Of note, fiber construction revenue from electric utilities was $88.7 million in the quarter.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now, going to slide 8. Backlog at the end of the second quarter was $6.834 billion versus $6.364 billion at the end of the April 2024 quarter, an increase of $470 million. Of this backlog, approximately $3.830 billion is expected to be completed in the next 12 months. Backlog activity during the second quarter reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers including those who have recently entered into strategic transactions and partnerships. During the quarter we received from Verizon a construction agreement in New York. For Brightspeed, a construction agreement in Ohio, Pennsylvania, New Jersey, Virginia and North Carolina. From Comcast, a nationwide maintenance and construction agreement. For AT&T, a utility line locating agreement in California and various rural fiber construction agreements in Arizona, Oklahoma, Arkansas, Alabama, and North Carolina. Headcount was 15,901.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks Steve and good morning, everyone.

Going to slide 9. Contract revenues were $1.203 billion and organic revenue increased 9.2%. Revenues from our recently acquired businesses were $65.9 million. Adjusted EBITDA was $158.3 million, or 13.2% of contract revenues, compared to $130.8 million, or 12.6%, in Q2 2024, an increase of 60 basis points. Gross margin improved 52 bps to 20.8% of revenue, compared to 20.3% in Q2 2024. G&A expense was 8.3% of revenue, compared to 8.1% in Q2 2024. G&A this year included incremental stock-based compensation of $2.2 million related to the CEO succession transition. Non-GAAP Net Income was $2.46 per share, compared to $2.03 per share in Q2 last year.

The change in net income reflects the $27.5 million increase in Adjusted EBITDA and higher gains on asset sales, offset by $8.6 million of higher depreciation and amortization, $2.4 million of higher interest expense, and higher stock-based compensation and income tax expense.

Going to slide 10. Our financial position and balance sheet remains strong. Cash and equivalents were $19.6 million and liquidity was $622 million. During Q2, we amended our Senior Credit Facility to expand term loan capacity and extend the maturity to January 2029. At the end of Q2, we had $450 million of Term Loan outstanding and an undrawn $650 million Revolving Credit Facility. Additionally, we have $500.0 million of Senior Notes outstanding. Our capital allocation continues to prioritize organic growth, followed by M&A and opportunistic share repurchases, within the context of our historical range of net leverage.

Going to slide 11. Cash flows used in operating activities were $7.5 million to support the sequential growth in Q2. The combined DSOs of accounts receivable and net contract assets were 117 days, an increase of 7 days sequentially. Capital expenditures were $55.9 million, net of disposal proceeds and gross cap-ex was $65.4 million. During Q2 we acquired a telecommunications construction contractor for $20.8 million, net of cash acquired, expanding our geographic footprint to Alaska. And this morning, we announced that the Company has acquired Black & Veatch’s public carrier wireless telecommunications infrastructure business for $150 million in cash during Q3.

Going to slide 12. As we look ahead to the third quarter ending October 26, 2024, we expect total contract revenues to increase mid- to high single digit as a percentage of contract revenues, compared to $1.136 billion in Q3 2024. Included in the expectation for the current quarter is approximately $75 million of acquired revenues, compared to the prior year period that included $45.2 million of acquired revenues and $26.5 million of revenues from the impacts of a change order and the closeout of several projects. We also expect Non-GAAP Adjusted EBITDA percentage of contract revenues to increase 25 to 50 basis points, compared to 12.9% in Q3 2024, after excluding 1.8% of incremental benefit in the Q3 2024 EBITDA margin from the impacts of a change order and closeout of several projects. The expectation of Non-GAAP Adjusted EBITDA excludes $5.5 million of pre-tax acquisition integration costs related to the Q3 2025 acquisition. Other expectations about the Q3 2025 outlook include, $9.5 million of amortization expense, $14.3 million of stock-based compensation, that includes $7.1 million of incremental expense related to the CEO succession transition, $17.5 million of net interest expense, a 26.5% Non-GAAP effective income tax rate, and 29.6 million diluted shares.

The Q3 2025 acquisition is a carve out from an existing business and we expect pre-tax integration costs of $5.5 million, that we will disclose separately and exclude from our presentation of Non-GAAP Adjusted EBITDA. Other pre-tax costs related to the acquisition that are included in the company’s consolidated outlook are $3.7 million of amortization expense that is included in the $9.5 million expectation, and $2.4 million of interest expense that is included in the $17.5 million expectation. On a GAAP basis, the combined pre-tax integration and other costs are expected to total approximately $11.6 million, or $0.29 per common share diluted on an after-tax basis.

Now, I will turn the call back to Steve.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks Drew, moving to slide 13. This quarter we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged by the increasing breadth in our business and pleased with the opportunities accompanying our acquisition from Black & Veatch. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable gigabit high speed connections. Rural electric utilities are doing the same. Dramatically increased speeds for consumers are being provisioned and consumer data usage is growing, particularly upstream.

Wireless construction activity in support of newly available spectrum bands and fixed wireless access continues this year. Demand for low latency AI data center connectivity is growing rapidly. Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration. Cable operators are increasing fiber deployments in rural America. Capacity expansion projects are underway. Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

We are pleased that many of our customers are committed to multi-year capital spending initiatives as our nation and industry experience more stable economic conditions. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team.

Now, Operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] And our first question will come from Alex Rygiel from B. Riley Securities. Your line is open.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Good morning, Steve and Dan. And Dan, welcome to the call here. Look forward to hearing from you over the next few quarters and many years to come.

Daniel S. Peyovich
President, Chief Operating Officer, & Executive Vice President, Dycom Industries, Inc.

Thank you.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Couple quick questions here. First. Steve, your commentary on AI seemed very bullish, particularly about intercity networks. However, more recently, Dycom’s opportunity’s been intercity. So, can you talk about how Dycom is positioned in the intercity opportunity or are you like highlighting this sort of as the leading demand driver to intracity work?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

No, I think, Alex, we have had exposure to intercity work. When the most recent industry announcements came out, I looked back and over the last several years, we placed over 2,000 miles of intercity fiber essentially in an analogous situation to what we anticipate coming ahead. So, I think we’re as experienced in that market as anyone. Because we have long histories here in the subsidiaries, we’ve worked a number of the routes that I think we’ll anticipate some activity. And if you go back far enough, we’ve probably built some of them. So, I think that’s a significant opportunity for us. I think more directly on the AI opportunity in general is that you’ve seen the announcements from Lumen and Microsoft and Corning, but probably as interesting is the fact that in a number of industry events, people highlighted the importance of low latency to AI as it moves from training to inference. And so, I think that’s going to create an opportunity around moving data processing or data centers to the edge of the network. And as the trend to the edge takes place, then I think you’ll also see intracity, as you put it, or metro fiber rings also would be affected. And we’ve had some preliminary discussions with some of the hyperscalers at a very high level, but that seems to be the way they’re thinking about the opportunity.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Very helpful. And then secondly, total backlog increased nearly $500 million sequentially in the quarter. Historically, fiscal 2Q is sort of a weaker quarter for backlog growth and generally declines from the first quarter. So, I guess the question here is, what was the catalyst to the sequential increase in backlog? And are you starting to see BEAD awards build into your backlog?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

So, Alex, to answer your second question, there is no BEAD in the backlog. As we said in the comments, we do expect BEAD opportunities next year, so sometime midyear and beyond. But there were none in the backlog. I just think we’ve had a broad set of opportunities that we highlighted and some that we didn’t, that it was their time. And we’re pleased with the performance in the backlog this quarter.

Alex Rygiel
Analyst, B Riley Securities, Inc.

And just a quick follow-up on that. Do you see any risk to BEAD awards given the pending presidential election?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, it’s always hard to forecast what’s going to happen with the government. But if you recall, BEAD was part of the Infrastructure Act that was passed, I think, with 70 votes in the Senate on a pretty bipartisan basis. Historically, rural fiber deployments have enjoyed support from both parties, particularly if there is a change in control with those states that are Republican. It’s interesting. Not only have those states been actively allocated BEAD money, but those states have also had active state programs. So, I think – there’s no guarantees, but I think the support for rural fiber is both deep and, as we said in our comments, irreversible at this point.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Very helpful. Thank you.

Operator

Thank you. Our next question will come from Adam Thalhimer from Thompson Davis. Your line is open.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey. Good morning, guys. Nice quarter. Steve, congrats on your retirement, and Dan, congrats on your promotion.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you.

Daniel S. Peyovich
President, Chief Operating Officer, & Executive Vice President, Dycom Industries, Inc.

Yeah, thank you.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. So, the question I’ve probably gotten the most this morning is – and maybe I’m reading this wrong, there’s a lot of moving pieces, but it looks like organic revenue growth decelerates from, call it, 9% in Q2 to maybe half of that in Q3. And the question would be, is that analysis correct? And then if so, are there specific customers that take a step back in Q3 versus Q2?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Hey, Adam. It’s Drew. I’ll jump in here. So, recall that last year in Q3, we had both acquired revenues of $45 million. And then we also had a change order and closeout of several projects, that was another $26 million. So, if you take that out of last year’s number and then you take the expected $75 million out of this year’s number, I think you’ll get to organic growth similar to overall growth, which is in that mid to high single-digit range.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

And I think I’d just add it’d be nice if we could have a $26 million change order and closeout every third quarter, Adam, but that’s why we called it out a year ago was that people would be aware of it. I think the other thing supporting our guidance for mid to high is it has been a wet August so far. Hopefully, things will dry out. But we wanted to make sure that we reflected that in the guidance. We have one customer that we think may be a little bit slower that’s had a pretty strong first half of the year. And this is always hard to deal with or calculate with certainty. But we’ve been encouraged by the pace of BEAD approvals. The state level approvals by NTIA have picked up over the summer. And it may be a little bit counterintuitive, but for some of the smaller customers that they’ve seen evidence that, hey, this BEAD thing is coming, these states are getting approved, and so we know that within a year, there’s going to be real activity on that plan, that they may have slowed a little bit going into the back half of the year. But again, hard to tell with real certainty, but it has been an impressive run of state approvals in the last, call it, six weeks.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. All that makes sense. And then wanted to ask about Black & Veatch. $1 billion backlog seems high. And I’m curious how diversified it is from a customer standpoint. And the other thing I’m curious about is their model is different than yours, right? They practically don’t do any self-perform construction. So, I’m curious how you’re going to change that model.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Well, first on the backlog, Adam, it comes primarily from turfing arrangements in the states that we’ve listed in the press release as well as new site builds. And it’s work that we’re well familiar with, with a very good customer. I think there are significant synergies as we’ve looked at the transaction. We’ve spent a lot of time and effort and money in the last several years enhancing our program and project management systems for the prosecution of wireless work. We think our folks do it well, and we think that this acquisition was a great way for us to create even more value out of the investments we’ve made in those systems over the last several years.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Great. I’ll turn it over. Thank you.

Operator

Thank you. And our next question will come from Sangita Jain from KeyBanc Capital Markets. Your line is open.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Yes, good morning. Thanks for taking my question. If I can ask a follow-up on the Black & Veatch acquisition, Steve, maybe from a strategic point of view. You’re seeing so much growth on the wireline side. Can you tell us what made you think about making acquisition on the wireless side here?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Well, Sangita, to begin with, we’re not even – we’ve not only thought about it, but this is something that we actually surfaced and approached them. So, I think this is something that is strategic to us. We’ve been in the wireless business now for kind of north of 12 years. We think we do a good job at it. We’re careful in where we apply those efforts, but we have made significant investments. And to us, it’s just a broader theme of becoming a better partner for all of our customers, particularly those that do both wireline and wireless. I mean, ultimately – and those customer organizations, we work with the same people. And so, this was a solid enhancement to our business and we’re excited about not only the business we’ve acquired, but potential opportunities that may bring in the future.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Great. And then if I can ask a follow-up. The acquired revenue in your F3Q guide seems a little bit higher than what we would have expected. So, I was wondering if there’s a specific callout on where the acquisition is outperforming because it seems like Black & Veatch is going to be a modest contributor the next couple quarters.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. This is Drew again. So, on the acquisition, if you recall, last year in the third quarter, we made an acquisition as well and so we’re backing out. Within this year is the $75 million. That includes the acquisition since the Q3 of last year as well as the two that we’ve done earlier this year and now the new acquisition in Q3 of this year. So, it’s the combination of all of those businesses in the acquired results.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. And I think Sangita, modest in our mind, it’s preliminary, we’re still working. We’ve owned the business now since August 5, so we’re still tightening down our revenue forecast. But $10 million to $15 million this quarter seems reasonable. Hopefully more.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Okay. Got it.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

But that’s what we’re expecting at the moment.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Got it. Thank you.

Operator

Thank you. And our next question will come from Alex Waters from BofA. Your line is open.

Alexander Waters
Analyst, BofA Securities, Inc.

Hey. Good morning, guys. Thanks so much for taking my question. Steve, congrats on the retirement, and Dan, congratulations to you as well. Maybe just first off here, kind of going back to Alex’s first question, Steve, in the past, you’ve noted kind of that data center opportunity has been modest to revenues. Have your thoughts evolved much more than that to what it could be a contributor for Dycom? And then maybe just secondly, saw really strong growth from customer number four this quarter. I know you spoke to it a little bit in your prepared remarks, but can you discuss a little bit more about what’s really driving that growth and your expectations for them going forward? Thanks.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Sure. So, Alex, with respect to data centers, as we talked about them and at least what we had observed previously, there were clearly new data centers being constructed. In some cases, they were being constructed in areas of the country that were not closely associated with existing internet backbone. So, there were certainly some opportunities for laterals. If you look at the announcement between Lumen and Microsoft and then the subsequent supply announcement by Corning, that these are not small projects. These are projects with routes that are measured in the thousands of miles, I mean, we don’t know exactly what’s going to transpire. But if you think about Corning’s announcement of having an order for 10% of their annual capacity each year for the next two years, that’s a pretty sizable opportunity for us in the outside plant portion of the network. So, I think what we’re really seeing is essentially a nationwide opportunity for an enhancement to the intercity network, which we haven’t seen for a long time. So how that stacks up against a whole bunch of other robust opportunities remains to be seen, but we think it’s pretty significant.

And then I think with respect to the customer you referenced and just more broadly, we were really pleased with the news flow over the last, let’s call it, two to three months in that you had a number of strategic transactions where you had new sources of capital coming in to support the deployment of new high-capacity networks. And so, I think what that indicates to me is – there’s several things. So first, if you look at our customers like number four, as well as a number of others that are traditionally very significant to us, they really seem pleased with the returns of their deployment of capital to build out new high-capacity infrastructure. So, we’re seeing programs broaden either geographically or in duration. So, we’re seeing more and for longer.

We talked a little bit about the federal and state support. If you think about over the last three years, that’s been a phenomenal amount of capital that’s been committed by both federal and state governments. We just talked about the AI opportunity. What’s always interesting in this industry is just when you think you know where all the money is going to come from, there’s a new source. So, thinking that the hyperscalers could be active participants in providing capital to our industry is encouraging. For them, a big fiber program is, I’m sure, a significant commitment. But when you think that they in aggregate are supposedly going to spend something like $200 billion in CapEx this year, their involvement is helpful.

And then if you look at the strategic announcements over the last couple months, we’ve seen some M&A mergers amongst customers. We’ve seen joint ventures established with the new deep pocketed, very well-respected companies coming into the industry. I just think there’s just a broad set of opportunities in wireline.

Alexander Waters
Analyst, BofA Securities, Inc.

Thank you, guys.

Operator

Thank you. And our next question will come from Steven Fisher from UBS. Your line is open.

Steven Fisher
Analyst, UBS Securities LLC

Thanks. Good morning. And best wishes, Steve and Dan. Maybe just to start off with some follow-ups on Black & Veatch. Just curious what the growth rate embedded in that $250 million to $275 million of revenues is for your fiscal 2026. So, what’s the trailing right now or what’s the calendar 2024 expected to be? And how much of that $250 million to $275 million is in backlog? And then I guess I’m just curious on sort of the bigger picture of how you see the shape of the cyclical curve and investment for things like O-RAN and other wireless investment relative to the fiber curve?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. So, Steve, just to take your first question about the trailing revenues, I mean, we didn’t buy the business that way. In wireless, there is lots of visibility when new programs are initiated down to the site level. And we use that information to create a good forecast for, let’s call it, the next 30 months, so the back half of this year and the two years following. And that’s really literally down to the number of sites in each one of these states. So, we have good visibility. From a growth perspective as we just indicated, we’re not looking at more than $10 million to $15 million in revenue each of these last two quarters. So, when you comp that next year, obviously, essentially all of the revenue that we see in the back half of next year is going to be organic out of the acquisition in the way that we calculate organic growth. So, we think it’s a good organic growth opportunity. We think that the construction activity as scheduled will increase beginning at the first of the year. And so, we think that’s a very good, solid plan.

In terms of the revenue forecast, that’s all in backlog. I mean, that $1 billion in backlog really extends through the end of calendar 2027. And then I think in general, we’re just pleased to participate in this deployment of new equipment to modernize the network. I think that’s a trend that we expect to continue for a while. There’s clearly been one very major announcement in that space, and I believe it was a several year announcement and that’s what we’re going to be in support of.

Steven Fisher
Analyst, UBS Securities LLC

Okay. That’s helpful. And then just maybe to follow up on Adam’s question earlier about the growth in the third quarter, agree that it was slower than we would have expected, and you gave some color there. I guess I’m just kind of curious about the bigger picture on organic growth here. With so much private investment and all the public funding, it seems like there should be potential for double-digit organic growth here. Should we assume that we should be kind of building on this kind of mid to upper single-digit growth from here or is there something that’s still kind of restraining it when we think about the next kind of handful of quarters?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

I think, Steve, what’s we’re always factoring into our outlook is that we understand the big growth drivers to the business. They’re significant. We’ve been able to grow double digits before. We had sizable growth, as you recall, over the last two, three fiscal years. And there’s nothing structurally that would say there’s a lack of opportunity that wouldn’t support that kind of growth again. But there’s no guarantees. This is a service business. We are in the business one day at a time. We think we’re well positioned, and it is always encouraging when we see customers announcing new initiatives, for example, to take advantage of hyperscaler capital or just new capital coming into the space to do more of what we already do. It’s interesting that just the most recent announcements in the space in the last couple – over the last six months have added over 9.5 million homes incrementally to everybody’s plans over the next four or five years. So, we’re encouraged.

Steven Fisher
Analyst, UBS Securities LLC

Perfect. Thanks very much.

Operator

Thank you. Our next question will come from Rob Palmisano from Raymond James. Your line is open.

Robert Palmisano
Analyst, Raymond James & Associates, Inc.

Hey, guys. This is Rob on for Frank. Steve, congratulations on your retirement, and Dan, congratulations on your new opportunity. Curious, do you expect to get a decent amount of business from the Lumen AI fiber build? How much do you guys do more generally with blowing fiber? How profitable is that business versus putting a shovel in the ground? Have you talked with these guys, and do you expect to be a part of that process? Thank you.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Rob, I guess what I can say is, I mentioned earlier, we’re in process or have completed over 2,000 miles of this type of work. So, we think we understand that part of the network reasonably well or as well as anybody else. If you go back long enough, some of the intercity routes or a good portion of some of the regions of the country, we actually were part of the construction process. So, we have lots of history in that part of the network. I wouldn’t ever comment specifically on an individual customer opportunity, but what I would say is that we don’t see generally in any of our growth catalyst, anything structural that would say that we can’t achieve our current margins and hopefully do better. And as we’ve talked about before, that’s – what we’re all about is trying to figure out how to make those better with each incremental opportunity.

Robert Palmisano
Analyst, Raymond James & Associates, Inc.

Got it. Thanks, guys.

Operator

Thank you. Our next question will come from Brent Thielman from D.A. Davidson. Your line is open.

Brent Thielman
Analyst, D.A. Davidson & Co.

Yeah, thanks. Good morning. Steve, just curious what actions you need to take at Black & Veatch just to get the margins up to the corporate average. Are there big investments you need to make there, legacy agreements, anything like that?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Brent, I think the good news is the investments that we made in our own business to create scalability and to improve the efficiency and timeliness of service delivery, all exist. Now, it’s a big organization. We’re getting good cooperation from the new folks, but it’s really a blocking and tackling exercise. This is a business that we understand where we have complete familiarity with the customers’ administrative systems. And so, it’s really just an execution and people investment, systems investment that’s in place.

Brent Thielman
Analyst, D.A. Davidson & Co.

Okay. And I guess in context to the revenue contributions you’re talking about from fiscal 2026, would you also expect the margins for that business to reach that in line sort of guidance you provided by that...

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, absolutely. And we’ll work hard to make it better, but we see no reason based on our performance in that – providing wireless services more generally. We have confidence the team will be able to execute and deliver.

Brent Thielman
Analyst, D.A. Davidson & Co.

Okay. And then in the context of the third quarter outlook, Steve, and using the 12.9% EBITDA margin as the base here, I guess, I mean, is there anything that’s restraining your ability to expand margins faster? Seems to me it’s still an environment that should be in your favor in that regard.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

I think as we look ahead, Brent, as we’ve always talked before or commented before that if we get broadly distributed growth, that’s always helpful. So even inorganic growth like this acquisition that helps us, that gives us another catalyst and another pool of revenue over which we can leverage operating costs and G&A. So, we feel good about that. And as always, we’d always like to make more and we’re working hard to make sure that we match our resources to the best opportunities so that we can do a really good job for the customer. And typically, if we do a good job for the customer, then we’re delivering for shareholders also.

Brent Thielman
Analyst, D.A. Davidson & Co.

Got it. Okay. Thank you.

Operator

Thank you. Our next question will come from Eric Luebchow from Wells Fargo. Your line is open.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Thanks. Best of luck, Steve, on retirement, and Dan, great to have you on board. So, I wanted to touch on the BEAD opportunity. You brought this up in your prepared remarks, Steve. A lot of recent states that have recently been approved for the application process. I think you mentioned kind of second half of calendar year 2025 is when you think we’ll see more contribution from the BEAD program. But I just wanted to get confirmation there on when you think construction timing could be. And as you look at your current labor force, is there any incremental investment you need to make, either direct labor or potential subcontractors, to get ready for a bigger wave of rural builds that’s coming in the next year or so?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Eric, again, in any government program, they’re all a little bit different. We’ll have to see how it plays out. But there are requirements in the program that once these approvals are secured, that starts a calendar that has to be met. And so, we think that this increased cadence of approvals should drive more activity, let’s call it, within the next year. Of course, we’ve got to get through design and permitting and material and all those other things. But when this comes, it’s going to be significant. And I think that’s always the tension on the Street. Right? Not to over anticipate, but then again, also, don’t underappreciate the significance of a program that’s going to be addressing some of the most difficult and expensive passings for communications infrastructure that’s ever been built. And so, we’re excited. I think we will see, at least I’m told from folks in DC that we use as experts that we think this cadence of approvals will continue.
And then in terms of labor and subcontractors and we talked about this before, we have a long history in rural America. We have a broad footprint for both cable and telephone company where we provide master services agreements across broad sections of the country. And so, I think we’ll make prudent investments, but we typically don’t make speculative investments before we see the size of the opportunity. We think this one’s going to be pretty big, but we want to be a little bit closer before we start pulling the trigger on increased expenditures to support it.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Yeah. No, understood. And I guess, just one follow-up on the data center, AI fiber conversations. It seems like a lot of these may be dark fiber IRUs or in some cases selling empty conduit in the ground. I mean, how do you view these over time? Are they more one-off project-based type of revenues or something that you think could be more reoccurring over time for these types of routes in terms of maintenance opportunity here, other activity that could come after the initial builds?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. And it’s early to tell, but given the ambition and the size of the orders at Corning, I think these have got to be very large network builds that substantially serve most of the country. If you look at commentary from Lumen, they not only highlighted this first series of orders, but that there were substantial opportunities coming behind. And I have no expert in the data center side of the business. But I do recall about 18 months ago, there was like a switch that flipped. And everybody who could lease data center space started leasing it. And there is some possibility that that happens in this intercity and metro intercity market as this whole move to reduce latency and increase capacity occurs. I mean, one of the things that’s interesting in the Corning announcement is the size of the cables. I mean, these are massive amounts of capacity that they anticipate deploying. And I think that’s a good sign that there is some legs to the trend.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Okay. Makes sense.

Operator

Thank you. And our next question will come from Alan Mitrani from Sylvan Lake Asset Management. Your line is open.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Hi. Thank you. Just a couple of quick ones. What were the wireless revenues this quarter?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

It’s about 3% of revenue. So fairly small.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Okay. And were they up in line with sort of the overall revenue growth this quarter or...?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

No, Alan, and I think this is a broad industry trend. The business is down, call it, 10%, 12% year over year. But I think that’s in line with other commentary as the industry gets ready for this network modernization effort. So, it actually was down a little bit less this quarter than it was the prior quarter.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Okay. Thank you. And also, Drew, maybe can you update us on the CapEx guide for the year and the cadence of that in the next second half?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Alan, we have not changed the outlook there. We’re still anticipating the $220 million to $230 million.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Okay. And there’s no issue anymore in terms of deliveries?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, I think I’ll jump in there. As we said in our comments, Alan, equipment supply has normalized, that’s encouraging. I mean, that’s why we did spend what we did this quarter. I mean, we’ve had some orders that were a little bit stopped up and they freed up. And given the magnitude of the opportunities that we see, it’s encouraging that when we need to get capital equipment that we’ll be able to do it.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Okay. That’s helpful. And then with regard to the BEAD, Steve, maybe I misheard you, but I want to understand, 35 states and territories all finished and 21 others you said adding up to about 56 states and territories. Is that – it’s 50 states and 6 other territories that we’re talking about?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. That’s correct. Obviously, Alan, our primary focus is on the 50 states, not the territories, but that is the total program.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Okay. And just to – I mean, obviously, there’s been a lot of talk about the cost of this and whether it could be done sort of by satellite, it’s a lot cheaper. People are worried. But nevertheless, I never discount the ability of the government to spend a lot of money they don’t need, at least in some people’s views or at least to spend it the way they’ve always spent it, which is through the traditional providers. If they end up spend – it just seems like there’s a lot of preparatory work going. You said that you think you see revenues in the third quarter of calendar 2025. Is that correct?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, I think we’ll see impacts in the business timing, whether it’s third quarter, beginning of fourth quarter, it’s too early to tie that down. But again, I just want to emphasize how big this program is. And if it shows up one month or the next month, I don’t think that’s significant in the big scheme of things.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Right. So you guys went out – I mean, this next year, let’s call it, before this comes, just seems like you have a lot of things going on between the three, four acquisitions you’ve made over this last year, counting this latest one in terms of the timing of integrating all of them and getting everything ready with all the permissions and speaking to customers, it just seems like, as you said, we’re set up for a step function in the business, starting at some point in the next 12 months, which once these programs get started last, I mean, in my experience, decades, typically with fits and starts in between, but meaningful step-ups in the business. I know you built this business over the last, let’s call it, 25 to 30 years. Dan’s taking over a business that, in essence, is already a completed business in the sense that you’re operating now in all 50 states. You have the scale in wireless and wireline with room to grow obviously with different customers in different regions. You’re not as concentrated as you were. So my thought process and just question, well, for you, Steve, but also for Dan is where do you see the next phase of Dycom going in terms of if Steve built the business and set up the table as this next gigantic billions of dollars comes in potentially starting in the next 12, 24, 36 months, however long it lasts, how do you see Dycom playing out in the next few years?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I mean, I think, Alan, as always, right, we start within a framework of strategic capital allocation, right? So, we want to spend on growing the business, reinvesting the cash flows that we can create inside the business to make it bigger. We will look at acquisitions as we have over the last year. I mean, it’s interesting that if you aggregate the acquisitions over the last year, they approximate in size what we did in 2012 with the acquisitions from Quanta that have worked out well for us. So, we think that these are good long-term investments in the business. And this is a business, right, where you’re always – your ultimate success is based on your ability to execute, which is why we’ve always focused on having operating people lead the company. With that, I’ll turn it over to Dan.

Daniel S. Peyovich
President, Chief Operating Officer & Executive Vice President, Dycom Industries, Inc.

All right. Yeah, Alan, what I would say is the past four years that I’ve almost been here now, I’ve worked closely with Steve and Drew, and – what I can tell you is I’m very much aligned on the strategy that they helped create a very long time ago, and that’s been successful for Dycom and we see that continuing in the future.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

He might – one might only. Say you might say, Alan, that he’s set up to really generate the rewards from that generation of strategy or he and Drew anyway.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

The rewards are all about execution. So that’s something as shareholders we hope will work out well over the next couple of years. We know you don’t control the purse strings so it’s just a question of capitalizing on doing that and best of luck to you.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks.

Daniel S. Peyovich
President, Chief Operating Officer & Executive Vice President, Dycom Industries, Inc.

Thank you.

Operator

Thank you. And I am showing no further questions from our phone lines. I’d now like to turn the conference back over to Steven Nielsen for any closing remarks.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we thank everybody for your time and attendance and interest in the company, and we look forward to speaking to you again on our next quarter call. Just want everybody to know it is this year, it’s the third week of November, which thankfully for everybody is the week before Thanksgiving and not the week of Thanksgiving. So, we’ll talk to you again then. Thank you.

Operator

Thank you. This concludes today’s conference call. Thank you for your participation. You may now disconnect. Everyone, have a wonderful day.